Exhibit 4.4

Execution Copy

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

ADMINISTRATIVE SERVICES AGREEMENT

between

Golar Management Ltd.

(as service provider)

and

Cool Company Management Ltd.

(as service recipient)

This agreement is entered into on this 30th day of June 2022 by and between:

(1)	GOLAR MANAGEMENT LTD., a limited liability company organised under the laws of England and Wales, having its business address at 6th Floor, The Zig Zag, 70 Victoria Street, London SW1E 6SQ, United Kingdom and being identified by company number 4396172 (“GolarManUK”);

and

(2)	COOL COMPANY MANAGEMENT LTD., a limited liability company organised under the laws of England and Wales, having its business address at 6th Floor, The Zig Zag, 70 Victoria Street, London SW1E 6SQ, United Kingdom and being identified by company number 13835293 (“CoolManUK”);

WHEREAS

(A)	GolarManUK is a wholly owned subsidiary of Golar Management (Bermuda) Limited, a limited liability company incorporated in Bermuda with registration number 43504 (“GolarManBer”), which, in turn, is a wholly owned subsidiary of Golar LNG Limited, an exempted company limited by shares which is registered in Bermuda with registration number 30506 (“Golar”).

(B)	Golar entered into a share purchase agreement with its then wholly owned subsidiary, Cool Company Ltd, an exempted company limited by shares which is registered in Bermuda with registration number 54129 (“Cool”), on 26 January 2022 pursuant to which Golar agreed to sell to Cool all of the shares in 8 single purpose corporations (each of which was the owner or disponent owner of one modern LNG tanker) and all of the shares in The Cool Pool Limited (the “ShipCo SPA”).

(C)	Cool financed the acquisition of the ShipCos, The Cool Pool Limited and its working capital requirements by issuing new shares to investors and Golar (as part settlement of the purchase price for the shares purchased pursuant to the ShipCo SPA) in a private placement of new shares in February 2022 whereafter Golar’s ownership in Cool is approx. 31% as the date hereof.

(D)	The ShipCo SPA was completed on 5 April 2022.

(E)	Cool, the ShipCos, The Cool Pool Limited, GolarManBer and GolarManUK entered into a transitional services agreement on 26 January 2022 (the “TSA”) pursuant to which GolarManUK and GolarManBer agreed to provide Cool and its subsidiaries with such general administrative services as they would require until the ManCo Closing Date (as defined below).

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(F)	Services have been provided by GolarManUK and GolarManBer under the TSA from the end of January 2022.

(G)	The vessels owned or bareboat chartered by the ShipCos and a number of other vessels owned or bareboat chartered by subsidiaries of New Fortress Energy Inc and Golar have been managed technically and commercially by GolarManUK on the terms set forth in individual ship management agreements between GolarManUK and each such owner/charterer.

(H)	Golar and Cool agreed, on 26 January 2022, that Golar should carve out such part of its management organisation as was responsible for the technical and commercial operation of LNG tankers and FSRUs to a new corporate structure with CoolManUK as the parent and, thereafter, sell all of the shares in CoolManUK to Cool.

(I)	Golar has implemented the carve-out described in Recital (H) with accounting and economical effect between those of its subsidiaries that are involved.

(J)	The detailed terms for the carve-out described in Recital (H) have been documented in a number of business transfer agreements between the parties involved, all of which are dated 30 June 2022 (the “BTAs”), the terms of which includes an obligation on CoolManUK to perform GolarManUK’s obligations under all of the management agreements which GolarManUK, as of 31 March 2022, was party to with owners and disponent owners of LNG tankers and FSRUs until new management agreements are concluded directly between CoolManUK and such owners/bareboat charterers in exchange for the revenues due to GolarManUK thereunder in such period.

(K)	CoolManUK has, on 12 May 2022, at the request of Cool, concluded 4 additional management agreements for the technical and commercial operation of LNG tankers with subsidiaries of Quantum Pacific Shipping Ltd.

(L)	CoolManUK has, on the terms of a management agreement with Cool taken responsibility for the overall administration and management of Cool and its subsidiaries (the “Cool Group”).

(M)	GolarManBer and Cool will conclude a share purchase agreement on 30 June 2022 pursuant to which Cool will acquire all of the shares in CoolManUK (the “ManCo SPA”).

(N)	The ManCo SPA will close on 30 June, 2022 (the “ManCo SPA Closing Date”).

(O)	The Parties have, together with the other parties to the TSA, agreed to terminate the TSA on the ManCo Closing Date and substitute it with a new agreement between the Parties only setting out the scope and terms for the administrative services GolarManUK has agreed to provide to CoolManUK after the ManCo Closing Date.

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NOW THEREFORE, it is hereby agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following capitalized terms shall, when used herein, have the following meanings:

Additional Services	means any service, other than the Services, which is reasonably required by CoolManUK from GolarManUK and approved by GolarManUK, the scope and terms of which have been agreed between the Parties in writing.

Affiliate	means, with respect to any person, another person (i) controlled directly or indirectly by such first person, (ii) controlling directly or indirectly such first person or (iii) directly or indirectly under common control with such first person and “person” shall, in this context, include both individuals and corporate entities.

Agreement	means this agreement as amended from time to time together with the Schedules.

Approved Cool	means Employees in the CoolMan Group that have submitted

Employees	the declaration referred to in Clauses 2.1.2 and 2.1.3 to GolarManUK in satisfactory form.

BTAs	has the meaning given to the term in Recital (J)

Confidential Information	means trade secrets, know-how and any financial and other information of a confidential nature relating to a Party and its Affiliates.

Cool	has the meaning given to the term in Recital (B).

Cool Group	has the meaning given to the term in Recital (L).

Customers	means any Affiliate of CoolManCo and any third parties being provided with technical and commercial ship management services by CoolManUK pursuant to (i) a ship management agreement concluded directly between CoolManUK and such Customer or (ii) a Management Agreement (in which case such services are provided in the name of GolarManUK).

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Data Application	means the data application identified in Exhibit 1 to Schedule 1(a) hereto.

Employee	means an employee, consultant and/or agent employed or engaged, whether on a full or part time basis, by a Party or an Affiliate of a Party.

GolarManBer	has the meaning given to the term as Recital (A).

GolarMan Group	means GolarManUK and its wholly owned subsidiaries Golar Management AS, Golar Viking Management d.o.o. and Golar Management Sdn. Bhd.

Golar	has the meaning given to the term in Recital (A).

Management Agreements	means the management agreements listed in Schedule 2 hereto.

Manco SPA	has the meaning given to the term in Recital (M).

ManCo SPA Closing Date	has the meaning given to the term in Recital (N).

Parties	means GolarManUK and CoolManUK.

Protocol	means a protocol of agreement of even date herewith between Golar, Cool, Golar Management AS, Golar Malaysia Sdn. Bhd., CoolManUK, Cool Company Management Sdn. Bhd. setting forth the principles which shall apply to the establishment of the Cool Group’s IT-system and IT and accounting departments.

Sanctions	means the economic, financial and trade embargo rules, freezing provisions, prohibitions and sanctions laws, regulations and/or restrictive measures administered, enacted or enforced by (a) the U.S. Department of Treasury, the U.S. Department of State, the President of the United States of America or any other U.S. Government entity (including, but not limited to, those sanctions against Iran as are administered by the U.S. Treasury Department’s Office of Foreign Assets Control, the sanctions enacted under the U.S Iran Freedom and Counter Proliferation Act of 2012 codified at 22 USC §880, the U.S Comprehensive Iran Sanctions, Accountability and Divestment Act 2010 and all other sanctions administered by U.S authorities (including all rulings issued thereunder)), (b) any regulatory department, competent authority or entity of the European Union and/or any Member State of the European Union, (c) the United Kingdom, (d) the United Nations, (e) Bermuda and (f) Norway.

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Schedule	means a schedule to this Agreement.

Services	means the services set forth in Schedule 1(a), 1(b), 1(c) and 1(d).

Service Fee	has the meaning given to it in Clause 4.1.

ShipCos	means Golar Hull M2021 Corp., Golar Hull M2022 Corp., Golar Hull M2027 Corp., Golar Hull M2047 Corp., Golar Hull M2048 Corp., Golar LNG NB10 Corporation, Golar LNG NB11 Corporation and Golar LNG NB12 Corporation.

ShipCo SPA	has the meaning given to the term in Recital (B).

Term	means the period commencing on the ManCo SPA Closing Date and ending on 30 June 2023 or such later date as the Parties shall agree in writing.

TSA	has the meaning given to the term in Recital (E).

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1.2	Interpretation

In this Agreement, unless the content requires otherwise:

1.2.1	The Recitals form part of this Agreement and the Parties acknowledge that the Recitals are true and correct.

1.2.2	Any schedule or annex to this Agreement shall have effect as if set out in this Agreement and references to this Agreement shall include its schedules and annexes.

1.2.3	Reference to this Agreement or any other document includes the same as varied, supplemented, novated or replaced from time to time.

1.2.4	References to a “person” includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality.

1.2.5	“CoolManUK” and “GolarManUK” include their respective permitted successors and assigns.

1.2.6	Clause headings are inserted for convenience and shall be ignored in construing this Agreement.

1.2.7	Unless the context otherwise requires, words denoting the singular number include the plural number and vice versa.

1.2.8	References to a clause and schedule are to Clauses and Schedules of this Agreement except where otherwise expressly stated.

1.2.9	References to any enactment include any re-enactments, amendments and extensions thereof.

1.2.10	For the purpose of this Agreement the expression “written” or “in writing” shall mean “by letter or e-mail”.

2.	PROVISION OF SERVICES

2.1	The Services

2.1.1	With effect from the date hereof and until the end of the Term, CoolManUK hereby appoints GolarManUK to provide the Services together with any Additional Service and GolarManUK hereby agrees to provide the same on the terms and conditions set forth herein.

2.1.2	GolarManUK agrees that the Services shall, on the terms set forth herein, include access for Approved Cool Employees to the GolarMan Group’s IT-system (which, for the avoidance of doubt, shall include the Data Applications) for the duration of the Term provided always that the number of Approved Cool Employees who shall be granted such access shall be limited to those that need to have it in order for the Cool Group to operate.

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2.1.3	Employees in the Cool Group previously employed in the GolarMan Group and having been transferred to the CoolMan Group pursuant to the BTAs shall, in order to be granted access to the GolarMan Group’s IT-system, confirm, by executing a declaration in the form set forth in Schedule 3 hereto that he/she will:

a)	continue to observe and comply with all of the GolarMan Group’s policies and procedures for use of the GolarMan Group’s IT systems;

b)	treat any and all information related to Golar and its subsidiaries which they become aware of as a consequence of such access confidential; and

c)	accept not to trade any securities issued by Golar without prior written approval by the CFO of Golar for as long as they have such access.

Any new Employees in the CoolMan Group who shall be granted access to the GolarMan Group’s IT-systems shall complete the GolarMan Group’s onboarding process (in order to familiarise themselves with the GolarMan Group’s policies and procedures for the use of the GolarMan Group’s IT systems) and execute a declaration in the form set out in Schedule 3 confirming the same.

2.1.4	The Approved Cool Employees shall, for as long as they have access to the GolarMan Group’s IT systems, co-operate with the head of the GolarMan Group’s IT department in all matters relevant to the GolarMan Group’s IT-systems and abide by Golar’s policies and procedures for use of its IT-systems.

2.1.5	All Employees in the GolarMan Group who, when assisting CoolManUK in establishing the Cool Group’s IT-system, get access to the same shall complete the Cool Group’s onboarding process (in order to familiarise themselves with the Cool Group’s policies and procedures for the use of the Cool Group’s IT-system) and accept to abide by such policies and procedures. They shall, furthermore, execute a declaration in the form set out in Schedule 4 confirming the same.

2.1.6	Employees in the CoolMan Group who, as a consequence of their use of the GolarMan Group’s IT system get access to information on Golar and its subsidiaries, shall keep such information confidential.

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2.1.7	GolarManUK provides no guarantee for uptime or functionality of its IT systems to CoolManUK hereunder.

GolarManUK shall, in the event of any downtime in the access the Approved Cool Employees shall have to the GolarMan Group’s IT-system, use reasonable commercial efforts to restore the same forthwith.

2.1.8	GolarManUK may provide the Services itself or through one or more of the other members of the GolarMan Group.

GolarManUK shall remain fully responsible for the Services provided by other members of the GolarMan Group.

2.1.9	The overall scope of the Services shall be limited as follows:

a)	the Services CoolManUK requires to perform its obligations under the Management Agreement, shall be limited to the finance operations services set forth in Schedule 1(d) provided that the level of these per Customer shall not materially exceed the level of the same provided by GolarManUK to a ShipCo in 2021; and

b)	the Services CoolManUK requires to perform its obligations under the Management Agreement referred to in Recital (L) shall not exceed such level as will be detrimental to the GolarMan Group’s ability to provide the management services the Golar Group requires;

always provided that the Services shall, for the avoidance of doubt, include such assistance as CoolManUK shall reasonably require in relation to:

c)	Cool’s planned initial public offering in the U.S. with a target date of Q4/2022; and

d)	the establishment of the Cool Group’s IT-system and its IT and accounting departments as described in the Protocol.

2.1.10	CoolManUK shall, with no less than 30 days’ prior written notice to the end of a calendar month, be entitled to request a reduction in the scope of the Services within a designated area.

Such a request shall specify the extent of the reduction by identifying specific components of the current Services which shall cease and the corresponding reduction in the Service Fee.

2.1.11	The Services shall be provided by GolarManUK:

i.	with due skill and care;

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ii.	in a professional and workmanlike manner;

iii.	in accordance with sound management practice and good corporate governance;

iv.	in compliance with all applicable laws; and

v.	at the same standard as provided to the members of the Golar Group;

always protecting and promoting the interest of the Cool Group.

2.1.12	GolarManUK agrees that, during the Term, an adequate number of Employees in the GolarMan Group (all of which shall be fully equipped, licenses (if required) and qualified) to perform the Services as per the terms hereof.

2.1.13	The Parties shall discuss and agree, in good faith, the terms and conditions (which shall include the fee due to GolarManUK as consideration therefore) for the provision of any Additional Service. Upon the commencement of the provision of such Additional Service, such Additional Service shall be deemed a Service for the purpose of this Agreement, and accordingly, be subject to the terms and conditions contained herein.

2.1.14	For the avoidance of doubt, all Employees of the GolarMan Group performing the Services shall be deemed, as between the Parties, employees of GolarManUK. Such Employees shall not be permitted to present themselves as employees of CoolManUK or any Customer by virtue of the performance of the Services. The employees shall not, in the performance of the Services, be deemed to be agents of or for CoolManUK or the Customers. No such Employee shall commit or bind CoolManUK or a Customer to any material agreement, contract, or other document or instrument without the consent of CoolManUK.

3.	TERM

3.1	This Agreement shall remain in force until the earlier of

a)	30 June 2023; and

b)	such date as it is terminated in accordance with Clause 6.

3.2	CoolManUK may request an extension to the Term, provided that if the Term is extended the Service Fee may be increased by such amount that does not exceed the percentage year on year increase in the wage inflation in Norway as determined by the Parties.

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4.	SERVICE FEE AND PAYMENT

4.1	In consideration of the provision of the Services CoolManUK shall pay a monthly fee (the “Service Fee”) to CoolManUK comprising of the following:

a)	an IT services fee being the sum of the following components:

i.	compensation for access to the following applications in the GolarMan Group’s IT systems;

−	[***]	[***]	[***]

−	[***]	[***]	[***]

−	[***]	[***]	[***]

−	[***]	[***]	[***]

−	[***]	[***]	[***]

[***];

ii.	compensation for access to all other applications in the GolarMan Group’s IT system for:

−	[***]

−	[***]

on a monthly basis with number of onshore and offshore users confirmed; and

iii.	an hourly fee of:

-	[***] for work within normal business hours; and

-	[***] for work outside normal business hours;

for any additional IT services provided on request from the Customer, for example new implementations and/or upgrades that are not covered in the services set out in Clause 4.1 a) i and Clause 4.1 a)ii (as further detailed and documented in the IT Service Catalogue).

b)	an accounting and treasury services fee [***];

c)	a finance operations services fee [***];

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d)	any fee agreed between the Parties for any Additional Services.

4.2	The Service Fee shall be invoiced monthly in arrears on or before the last day of each calendar month subsequent to the month to which it relates. CoolManUK shall pay the Service Fee within 15 days from receipt of the invoice. Interest shall accrue daily on any unpaid Service Fee or other amounts due but unpaid at a rate of [***]

4.3	GolarManUK shall provide reasonably detailed documentation supporting each invoice.

4.4	If the Parties agree to a reduction in the scope of the Services, cfr. Clause 2.1.10 above, a corresponding reduction in the Service Fee shall be agreed in writing between the Parties.

4.5	CoolManUK may withhold payment of all or a part of the Service Fee if and to the extent CoolManUK, in good faith, disputes such amounts. The Parties agree to negotiate in good faith to resolve any such dispute as soon as reasonably practicable.

4.6	The Service Fee is exclusive of any applicable sales, value added and/or other tax, levy and charge which, if applicable, shall be paid by CoolManUK on receipt of a valid tax invoice from GolarManUK.

5.	DOCUMENTATION

5.1	On giving reasonable notice, CoolManUK may request, and GolarManUK shall, in a timely manner, make all documentation, information and records relating to the performance of the Services which CoolManUK shall reasonably require in order to demonstrate compliance with mandatory rules or regulations or other obligations applying to CoolManUK or a Customer or to defend or prosecute a claim CoolManUK or a Customer may have against a third party available to CoolManUK.

5.2	On giving reasonable notice, GolarManUK may request and CoolManUK shall, in a timely manner, make all documentation, information and records reasonably required by GolarManUK to perform the Services available to GolarManUK.

6.	TERMINATION

6.1	CoolManUK shall have the right to terminate this Agreement for convenience at any time during the Term by giving GolarManUK not less than 2 (two) months prior written notice of such termination.

6.2	GolarManUK shall be entitled to terminate this Agreement by written notice to CoolManUK if CoolManUK does not pay any undisputed sums payable by it to GolarManUK under this Agreement and such sum has not been received into the GolarManUK’s bank account within 30 (thirty) days of from receipt of a notice to cure such default.

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6.3	Upon termination of this Agreement, GolarManUK shall:

i.	as promptly as possible submit to CoolManUK a final accounting as between CoolManUK and GolarManUK under this Agreement; and

ii.	cooperate with CoolManUK and any successor provider of the Services and comply with all their reasonable requests to complete the orderly transition of the Services to CoolManUK or successor manager.

6.4	Termination of this Agreement shall be without prejudice to all rights accrued before termination.

7.	CONSEQUENCES OF TERMINATION

7.1	Upon termination of this Agreement each Party shall (and shall procure that its Affiliates shall):

a)	use all reasonable endeavours to return to the other Party all records and documents containing Confidential Information regarding the other Party;

b)	use reasonable endeavours to expunge all data from any computer in its possession containing Confidential Information about the other Party; and

c)	at the other Party’s direction, destroy any Confidential Information in its possession, and certify that the destruction has taken place.

The Party returning, expunging or destroying any Confidential Information may retain:

(i).	a copy of such Confidential Information for the purpose of complying with any applicable law;

(ii).	copies of any computer records and files containing such Confidential Information as may have been created pursuant to automatic archiving and back-up procedures; and

(iii).	Confidential Information to the extent it is contained in board notes, minutes or other corporate records.

7.2	Any Confidential Information which is retained under Clause 7.1 shall continue to be subject to the confidentiality restrictions set out in this Agreement.

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7.3	Clauses 7, 8, 9 and 10 shall survive the termination of this Agreement, and shall continue in full force and effect.

7.4	Termination of this Agreement does not affect the rights and obligations accrued by each Party as at the date of termination.

8.	LIABILITY

8.1	Each Party shall indemnify and hold the other Party harmless against all reasonable foreseeable loss suffered or incurred by such Party arising out of or in connection with a breach by the other Party of its obligations under this Agreement.

In no event shall a Party be liable for indirect, special, exemplary, punitive, or consequential loss or damages or any loss of revenue, loss of profit, loss of use, business interruption, in each case whether or not foreseeable.

8.2	Each Party’s liability, whether based on this Agreement or in general, shall not exceed the Service Fee paid by CoolManUK over the 3 (three) months preceding the event pursuant to which such liability arose or, if less than 6 months have passed, the Service Fee in the last month before such event multiplied by 3, except that this Clause shall not apply in the case of gross negligence or fraud.

8.3	CoolManUK’s sole remedy for a breach by GolarManUK of its obligations hereunder shall be to terminate the Agreement and/or claim compensation for any loss within the limit set in Clause 8.2.

9.	CONFIDENTIALITY

9.1	Each Party shall refrain from and shall cause its Affiliates, employees, officers and directors, to refrain from, divulging or disclosing, directly or indirectly, any Confidential Information to any other person or entity, other than to its Affiliates, employees, officers, directors, auditors and/or professional advisers to the extent that the recipient reasonably require access to such Confidential Information for the purpose of such Party’s performance of its obligations under this Agreement.

9.2	The undertaking set forth in Clause 9.1 shall not apply to any Confidential Information which is required to be disclosed by applicable laws, court order, any order of any regulatory or supervisory authority or by the rules of any listing authority or stock exchange, provided that, to the extent reasonably possible prior thereto, the Party, to the extent permitted by law, provides a prompt notice thereof.

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9.3	The provisions under this Clause 9 shall remain in full force and effect for a period of two (2) years as from the termination of this Agreement.

10.	DATA PROTECTION

10.1	To the extent the provision of the Services will involve processing of personal data, GolarManUK shall comply with the EU General Data Protection Regulation 2016/679 and any applicable national data protection laws, regulations or secondary legislation implementing or applying alongside the same.

11.	INTELLECTUAL PROPERTY RIGHTS

11.1	Nothing in this Agreement shall operate to transfer or grant to GolarManUK any right in any patents, trademarks, service marks, trade names, trade dress, and to Internet domain names, copyrights (including in software), registrations and applications for registration of any of the foregoing and trade secrets (including in know-how) of CoolManUK or the Cool Group.

12.	NOTICES

12.1	Any notice or other communication required to be given or served pursuant to or in connection with this Agreement shall be in writing and in English and shall be sufficiently given or served if delivered or sent:

If to GolarManUK:	Golar Management Ltd. 6th Floor, The Zig Zag 70 Victoria Street London, SW1E 6SQ United Kingdom FAO: CEO E-mail: notices@golar.com

If to CoolManUK:	Cool Company Management Ltd. FAO: CEO/Legal E-mail: Richard.tyrell@coolcoltd.com legal@coolcoltd.com provided that either Party may change its notice details by giving 7 days prior notice to the other Party of the change in accordance with this Clause 12.1.

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12.2	Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given if delivered personally, on delivery; and if sent by e-mail, when despatched (provided no delivery failure message is received).

13.	COMPLIANCE WITH LAWS AND REGULATIONS

13.1	Each Party shall comply with and shall furthermore procure that its officers, directors, managers or subsidiaries shall comply with any and all Sanctions applicable to the Services or to the business of the other Party and its Affiliates during the Term.

13.2	Each Party warrants and undertakes to the other Party that it has not and that none of its directors, officers and employees has engaged or will engage in any transaction, commercial or otherwise, with any specified persons, entities or bodies subject to Sanctions to the extent that any such transaction will give rise to a breach of such Sanctions by that Party.

13.3	No Party, nor any employee acting on behalf of a Party, shall violate or require the other Party or an employee of the other Party to violate any anti-corruption, anti-terrorist or anti-money laundering laws of Bermuda, Norway, the United Kingdom, the European Union, the United Nations or the United States of America, nor any legislation applicable to the import or export of services similar to the Services or the business of the Parties and their respective Affiliates.

13.4	The operations of each of the Parties shall, at all times, be conducted in material compliance with the financial record keeping requirements of all anti-money laundering laws applicable to its business. Each Party confirms of the other Party that it has procedures in place to prevent violations of applicable anti-corruption, antiterrorist, or anti-money laundering legislation and Sanctions.

14.	MISCELLANEOUS

14.1	Costs

CoolManUK shall pay the fees, expenses and disbursements incurred by the Parties in connection with the negotiation and execution of this Agreement.

14.2	Assignment

No Party may transfer or assign any of its rights or obligations under this Agreement without the prior written consent of the other Party.

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14.3	Obligations

The obligations of each Party hereunder are joint and several. Failure by a Party to perform its obligations under this Agreement does not affect the obligations of the other Party hereunder.

14.4	Severability

If a provision in this Agreement, under applicable laws, is invalid or deemed unenforceable in any respect, such provision shall be construed, by modifying or limiting it, so as to be valid and enforceable to the maximum extent compatible with such laws.

The provisions herein are several and in the event any provision is held invalid or unenforceable in any respect, no other provision herein shall be considered invalid or deemed unenforceable.

14.5	Conflicts

If there is any conflict between the provisions of this Agreement and the provisions of a Schedule, the provisions of the Schedule shall prevail.

14.6	Governing Law

This Agreement shall be governed and construed in accordance with Norwegian law.

14.7	Arbitration

Any dispute arising out of or in connection with this Agreement (including any disputes regarding the existence, breach, termination or validity of any provision herein), shall be finally settled by arbitration under the rules of procedure adopted by the Nordic Offshore and Maritime Arbitration Association (Nordic Arbitration) in force at the time such arbitration proceedings are commenced. Nordic Arbitration’s Best Practice Guidelines shall be taken into account.

The place of arbitration shall be Oslo, Norway and the language of the arbitration shall be English.

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For and on behalf of	For and on behalf of
Golar Management Ltd.	Cool Company Management Ltd.

/s/ M Bulbeck	/s/ M Bulbeck

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Schedule 1(a)

The IT Services

GolarManUK shall provide the following IT services within the scope of the Services or Additional Services:

(i)	access to the Data Applications for the Approved Cool Employees;

(ii)	access to GolarManUK’s help desk function for the Approved Cool Employees; and

(iii)	a reasonable amount of consultancy services in relation to the establishment by the Cool Group of its proprietary IT systems as described in the Protocol or otherwise requested by CoolManUK.

The Data Applications are described in further detail in the “IT Service Catalogue Index” attached hereto as Exhibit 1.

Schedule 1(b)

The Accounting Services

GolarManUK shall, within such instructions as, from time to time, are communicated by CoolManUK, provide the following accounting services within the scope of the Services or Additional Services:

a)	maintaining all financial records and books of account of all transactions of the Cool Group;

b)	administering the periodic closing of accounts in the Cool Group;

c)	preparing drafts of periodic reports for the Cool Group for CoolManUK’s review;

d)	assisting Cool’s auditors in the continuous audit of the Cool Group’s accounts;

e)	establishing and maintaining an adequate and accessible archive, either or both in electronic or physical form, over all accounting, commercial and technical documents relevant to the Cool Group;

f)	assisting with the preparation of tax return forms and similar filings required to be made by Cool; and

entering into necessary documentation in connection with any of the foregoing.

Schedule 1(c)

The Treasury Services

GolarManUK shall, within the scope of the Services or Additional Services, develop and operate treasury and debt related services for the Cool Group, and provide:

a)	general treasury services (which shall include, but not be limited to, administration of loan book, maintenance of relationships with banks and other financial institutions);

b)	financial budgeting and planning (which shall include, but not be limited to, cash flow forecasting and other financial modelling);

c)	payment services (which shall include monitoring day-to-day liquidity (receipts and payments) and processing relevant payments);

d)	any other miscellaneous treasury or financial related service which is reasonably requested by the Cool Group from time to time.

Schedule 1(d)

The Finance Operations Services

GolarManUK shall, within the scope of the Services or Additional Services, perform the following finance operations services to each entity in the Cool Group and to each Customer which is not a member of the Cool Group as a subcontractor to CoolManUK:

a)	supplier invoice processing

b)	customer invoice processing

c)	crew salary processing

d)	payment and funds transfer processing

e)	funding requirements monitoring/management

f)	bank accounts reconciliation

g)	balance accounts reconciliation

h)	accounting journal posting

i)	operational expense (OPEX) reporting

j)	financial statement preparation

k)	support document safekeeping

l)	audit queries management

m)	suppliers queries management

n)	customer queries management

o)	accounting master data maintenance

p)	system testing services

q)	general administration services; and

entering into necessary documentation in connection with any of the foregoing. These Services may be provided directly to each Customer if CoolManUK so directs.

Schedule 2

Management Agreements

No.	Owner	Manager	Vessel	Date

[***]

1.	[***]	[***]	[***]	[***]

2.	[***]	[***]	[***]	[***]

3.	[***]	[***]	[***]	[***]

4.	[***]	[***]	[***]	[***]

5.	[***]	[***]	[***]	[***]

6.	[***]	[***]	[***]	[***]

7.	[***]	[***]	[***]	[***]

8.	[***]	[***]	[***]	[***]

[***]

9.	[***]	[***]	[***]	[***]

10.	[***]	[***]	[***]	[***]

11.	[***]	[***]	[***]	[***]

12.	[***]	[***]	[***]	[***]

[***]

13.	[***]	[***]	[***]	[***]

14.	[***]	[***]	[***]	[***]

15.	[***]	[***]	[***]	[***]

[***]

16.	[***]	[***]	[***]	[***]

17.	[***]	[***]	[***]	[***]

18.	[***]	[***]	[***]	[***]

19.	[***]	[***]	[***]	[***]

20.	[***]	[***]	[***]	[***]

21.	[***]	[***]	[***]	[***]

22.	[***]	[***]	[***]	[***]

23.	[***]	[***]	[***]	[***]

24.	[***]	[***]	[***]	[***]

25.	[***]	[***]	[***]	[***]

26.	[***]	[***]	[***]	[***]

27.	[***]	[***]	[***]	[***]

28.	[***]	[***]	[***]	[***]

29.	[***]	[***]	[***]	[***]

30.	[***]	[***]	[***]	[***]

31.	[***]	[***]	[***]	[***]

32.	[***]	[***]	[***]	[***]

Schedule 3

To Golar Management Ltd.

[Place – Date]

The undersigned, [name of employee], is, as of the date hereof, an employee of [name of Cool employer]. I was, until 31 March 2022, an employee of [name of former Golar employer].

I confirm that I, as an employee of [name of former Golar employer], was onboarded in relation to the policies and procedures in place in the group of companies in which Golar LNG Limited is the parent (the “Golar Group”) for use of the overall IT system in use in the Golar Group (the “Golar IT-system”) and that I, as a consequence thereof, am familiar with these.

I further confirm that I, in my capacity as [title – responsibilities in Cool] has been granted continued access to the Golar IT-system in order to perform my duties as an employee of [name of Cool employer] and that I, when using the Golar IT-system will continue to observe and abide by the Golar Group’s policies and procedures for use of the same.

Further again, I confirm that I shall keep any and all information about the Golar Group and its activities which I become aware of as a consequence of any access to the Golar IT-system confidential and not share such information with any other person.

Lastly, I confirm that I, for as long as I have access to the Golar IT-system, shall refrain from any trading whatsoever in securities issued by Golar LNG Limited (including derivatives thereof) unless I have received prior written permission to do so by the CFO in Golar Management Ltd.

[name of employee]

Schedule 4

To Cool Company Management Ltd.

[Place – Date]

The undersigned, [name of employee] is, as of the date hereof, an employee of [name of Golar employer].

I confirm that I have been onboarded in relation to the policies and procedures in place in the group of companies in which Cool Company Ltd. is the parent (the “Cool Group”) for use of the overall IT system in use in the Cool Group (the “Cool Group IT-system”) and that, as a consequence thereof, am familiar with these.

I further confirm that I, in my capacity as [title – responsibilities in Golar] have been granted continued access to the Cool Group IT-system in order to perform my duties as an employee of [name of Golar employer] and that I, when using the Cool Group IT -system, will continue to observe and abide by the Cool Group’s policies and procedures for use of the same.

Further again, I confirm that I shall keep any and all information about the Cool Group and its activities which I become aware of as a consequence of any access to the Cool Group IT-system confidential and not share such information with any other person.

Lastly, I confirm that I, for as long as I have access to the Cool Group IT-system, shall refrain from any trading whatsoever in securities issued by Cool Group (including derivatives thereof) unless I have received prior written permission to do so by the CFO in Cool Group.

[name of employee]